Exhibit 99.1

ICON ECI FUND FIFTEEN, L.P.

ANNUAL

PORTFOLIO OVERVIEW

2011

LETTER FROM THE CEOs	As of May 16, 2012

Dear investor in ICON ECI Fund Fifteen, L.P.:

We write to briefly summarize our activity for the year ended December 31, 2011.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-K.  Our Form 10-K and our other annual, quarterly and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of December 31, 2011, Fund Fifteen was in its offering period.  From the commencement of Fund Fifteen’s offering on June 6, 2011 to December 31, 2011, Fund Fifteen raised $31,466,931 in capital contributions.  As of December 31st, Fund Fifteen had invested $20,848,5401 of capital, or 78.09% of capital available for investment, in business-essential equipment and corporate infrastructure.

During the fourth quarter of 2011, Fund Fifteen invested capital in financings collateralized by business-essential equipment and corporate infrastructure.  Fund Fifteen made a term loan to NTS Communications, Inc. and its affiliates (“NTS”) that is secured by telecommunications equipment used in NTS’s high speed broadband services operation.  We also made a term loan to an affiliate of N. & P. Shipping Co. that is secured by a dry bulk carrier, the Michalis L.  In addition, Fund Fifteen, through a 60% interest in a joint venture, entered into agreements to purchase and bareboat charter the offshore support vessel, the Lewek Ambassador, with an affiliate of Ezra Holdings Limited.

We believe that there will be many opportunities for us to continue to deploy our equity in well structured deals collateralized by business-essential equipment and corporate infrastructure.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the investments noted above as well as more information regarding Fund Fifteen’s operations to date.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1 Pursuant to Fund Fifteen’s financials, prepared in accordance with US GAAP.

ICON ECI FUND FIFTEEN, L.P.

2011 Annual Portfolio Overview

We are pleased to present ICON ECI Fund Fifteen, L.P.’s (the “Fund”) Annual Portfolio Overview for 2011.  References to “we,” “us,” and “our” are references to the Fund, references to the “General Partner” are references to the general partner of the Fund, ICON GP 15, LLC, and references to the “Investment Manager” are references to the investment manager of the Fund, ICON Capital Corp.

The Fund

Our offering period commenced on June 6, 2011 and is anticipated to end no later than June 2013.  From our initial offering through December 31, 2011, we raised $31,466,931 in capital contributions.

During the fourth quarter of 2011, we were in our offering period, during which time we raise capital through the sale of our limited partnership interests and also invest in business-essential equipment and corporate infrastructure.  Cash generated from these investments is used to make distributions to our limited partners.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves, and distributions to limited partners.

At the close of our offering period, we will enter our operating period, during which time we anticipate continuing to invest our offering proceeds and cash generated from operations.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Transactions

•
On February 3, 2012, we participated in a $37,000,000 loan facility (the “Revstone Term Loan”) by making a $7,250,000 loan to subsidiaries of Revstone Transportation, LLC (collectively, the “Revstone Borrowers”).  The Revstone Term Loan is secured by, among other things, a first priority security interest on all of the Revstone Borrowers’ manufacturing equipment and related collateral valued in excess of $69,000,000, a pledge of the equity of Revstone Transportation, LLC, the Revstone Borrowers and other affiliates, and a mortgage on certain real property.  The Revstone Term Loan bears interest at 15% per year and is payable monthly in arrears for a period of sixty months beginning on March 1, 2012.  On April 2, 2012, we made a capital expenditure loan (the “CapEx Loan”) to the Revstone Borrowers in the amount of approximately $500,000.  The CapEx Loan is secured by a first priority security interest on the machining equipment purchased with the proceeds from the CapEx Loan, as well as a second priority security interest in the Revstone Term Loan collateral.  The CapEx Loan bears interest at rates between 15% and 17% per year and is payable monthly in arrears for a period of sixty months beginning on May 1, 2012. All of the Revstone Borrowers’ obligations under the Revstone Term Loan and the CapEx Loan are guaranteed by Revstone Transportation, LLC and certain of its affiliates.

•
On February 29, 2012, we participated in a $42,754,960 loan facility by making a $2,000,000 term loan to VAS Aero Services, LLC (“VAS”).  The loan is secured by a second priority security interest in  collateral valued in excess of $185,000,000, which includes, among other things, all of VAS’s existing and hereafter acquired assets, including aircraft engines and related parts in VAS’s airplane component aftermarket sales operation. The loan bears interest at a rate between 12% and 14.5% per year calculated on a quarterly basis and is payable through October 6, 2014.  VAS’s obligations under the loan are guaranteed by its parent company, VAS Aero Holdings, Inc., and certain affiliates.

•
On March 9, 2012, we participated in a $12,500,000 loan facility by making a $5,000,000 term loan to Kanza Construction, Inc. (“Kanza”).  The loan is secured by, among other things, a first priority security interest on certain assets of Kanza valued in the amount of $15,300,000, including equipment used in Kanza’s railroad services business comprised of trucks, trailers, cranes, crawlers and excavators, as well as a second priority stock pledge of Kanza.  The loan bears interest at 13% per year and is payable monthly in arrears for a period of sixty months beginning on April 1, 2012.  All of Kanza’s obligations under the loan are guaranteed by, among others, the sole shareholder of Kanza.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates and third parties.  As of December 31, 2011, our portfolio consisted primarily of the following investments.

•
Telecommunications equipment that is subject to lease with Global Crossing Telecommunications, Inc.  The equipment was purchased for approximately $1,786,000 and the lease is set to expire on August 31, 2014.

•
We participated in a $7,500,000 loan facility by making a $6,850,000 term loan to NTS Communications, Inc. (f/k/a Xfone USA, Inc.) and certain affiliates (collectively, “NTS”).  The loan is secured by (i) a first priority security interest on all of NTS’s existing and hereafter acquired assets including, without limitation, all equipment used in NTS’s high speed broadband services operation which provides Internet access, digital cable TV programming and local and long distance telephone service to residential and business customers, (ii) a first priority security interest on all accounts receivable and inventory, (iii) a mortgage over real property located in Lubbock, Texas, and (iv) a stock pledge of NTS.  The loan bears interest at 12.75% per year and is payable monthly in arrears for a period of sixty months beginning on November 1, 2011.  All of NTS’s obligations are guaranteed by its parent company, NTS, Inc.

•
We made a term loan to Ensaimada S.A (“ESA”) in the amount of approximately $5,300,000. The loan is secured by, among other things, second priority security interests in (i) a dry bulk carrier with a fair market value of $36,700,000 upon closing, (ii) the earnings from the carrier, and (iii) the equity interests of ESA. The loan bears interest at 17% per year and will be payable quarterly in arrears for a period of five years beginning on the drawdown date of the loan.  All of ESA’s obligations under the loan are guaranteed by N. & P. Shipping Co. (“N&P”), the parent company of ESA, and one of N&P’s shareholders.

•
A 60% interest in a joint venture that entered into a memorandum of agreement to purchase the offshore support vessel, the Lewek Ambassador. The vessel will be purchased from Ezram LLC for the lesser of $25,000,000 and the fair market value of the vessel as determined two weeks before the vessel’s delivery date, which is expected to occur on or before May 31, 2012.  On December 20, 2011, the joint venture funded $9,000,000 of the purchase price and will fund the remaining portion upon delivery of the vessel.  Simultaneously with the funding, the joint venture entered into a bareboat charter with Gallatin Maritime Management for a period of nine years commencing on the delivery date of the vessel.  All of the obligations under the memorandum of agreement and bareboat charter are guaranteed by Ezra Holdings Limited.

Revolving Line of Credit

On May 10, 2011, the Fund entered into a loan agreement with California Bank & Trust (“CB&T”) for a revolving line of credit of up to $5,000,000 (the “Facility”), which is secured by all of the Fund’s assets not subject to a first priority lien.  Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain loans and lease agreements in which the Fund has a beneficial interest.

The Facility expires on March 31, 2013 and the Fund may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend. The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the 90-day rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.5% per year, provided that all interest rates on advances under the Facility are subject to an interest rate floor of 4.0% per year. In addition, the Fund is obligated to pay a commitment fee based on an annual rate of 0.50% on unused commitments under the Facility.  At December 31, 2011, there were no obligations outstanding under the Facility.

10% Status Report

As of December 31, 2011, the loans to NTS and ESA, as well as our investment in the Lewek Ambassador were the investments that individually constituted at least 10% of the aggregate purchase price of our investment portfolio. All three investments are scheduled to continue through the 2012 calendar year.

As of December 31, 2011, the loan to NTS had fifty-nine monthly payments remaining. To the best of our Investment Manager’s knowledge, the collateral securing the NTS loan is maintained in accordance with applicable laws and the regulations of the telecommunications industry as required under the loan agreement.

As of December 31, 2011, the loan to ESA had twenty quarterly payments remaining. To the best of our Investment Manager’s knowledge, the vessel securing the loan remains seaworthy, is maintained in accordance with commercial marine standards and with applicable laws and the regulations of the governing shipping registry as required under the loan agreement.

As of December 31, 2011, the bareboat charter for the Lewek Ambassador was scheduled to commence upon delivery of the vessel, which is discussed in more detail above.

Distribution Analysis

During the year ended December 31, 2011, we made monthly distributions at a rate of 8% per year.  From the inception of the offering period, we have made 5 cash distributions to our partners.  During the year ended December 31, 2011, we paid our partners approximately $312,825 in cash distributions.  As of December 31, 2011, a $10,000 investment made at the initial closing would have received $314 in cumulative distributions.

	Source of Distributions
	Cash from current period operations	Cash accumulated from operations of prior periods	Cash from current period disposition of assets	Capital contributions used to establish the initial reserve	Total distributions

For the year ended
December 31, 2011	$312,825	$-	$-	$-	$312,825

Additional Disclosure

As of December 31, 2011, the Fund did not have any leveraged investments.  We collected 100%2 of all scheduled receivables due for the fourth quarter of 2011.

Transactions with Related Parties

We have entered into certain agreements with our General Partner, our Investment Manager, and ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Investment Manager, whereby we pay certain fees and reimbursements to these parties.  ICON Securities is entitled to receive a 3% underwriting fee from the gross proceeds from sales of our limited partnership interests, of which up to 1% may be paid to unaffiliated broker-dealers as a fee for their assistance in marketing the Fund and coordinating sales efforts.

We pay our Investment Manager (i) a management fee equal to 3.5% of the gross periodic payments due and paid from our investments, and (ii) acquisition fees, through the end of the operating period, equal to 2.5% of the total purchase price of our investments.  The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject and/or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our General Partner or its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our General Partner or such affiliate from time to time and within generally accepted accounting principles.  During the first quarter of 2012, we paid our Investment Manager acquisition fees in the aggregate amount of approximately $658,000.

In addition, we reimburse our General Partner and its affiliates for organizational and offering expenses incurred in connection with our organization and offering.  The reimbursement of these expenses will be capped at the lesser of 1.44% of the gross offering proceeds (assuming all of our limited partnership interests are sold in the offering) and the actual costs and expenses incurred by our General Partner and its affiliates.  Accordingly, our General Partner and its affiliates may ultimately be reimbursed for less than the actual costs and expenses incurred.  These costs may include, but are not limited to, legal, accounting, printing, advertising, administrative, investor relations and promotional expenses for registering, offering, and distributing our limited partnership interests to the public.

Our General Partner and its affiliates also perform certain services relating to the management of our portfolio.  Such services include, but are not limited to, credit analysis and underwriting, receivables management, portfolio management, accounting, financial and tax reporting, and remarketing and marketing services.

In addition, our General Partner and its affiliates are reimbursed for administrative expenses incurred in connection with our operations.  Administrative expense reimbursements are costs incurred by our General Partner or its affiliates that are necessary to our operations.  These costs include our General Partner’s and its affiliates’ legal, accounting, investor relations, and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our General Partner.

2 Collections as of January 25, 2012.

Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid or accrued distributions to our General Partner in the amount of $3,137 for the year ended December 31, 2011.  Additionally, our General Partner’s interest in our net loss was $11,413 for the year ended December 31, 2011.

Fees and other expenses paid or accrued by us to our General Partner or its affiliates were as follows:

Entity	Capacity	Description	Period from July 28, 2011 through December 31, 2011
ICON Capital Corp.	Investment Manager	Organizational and offering expense reimbursements (1)	$1,522,043
ICON Investments	Dealer-Manager	Underwriting fees (2)	937,460
ICON Capital Corp.	Investment Manager	Acquisition fees (3)	1,463,750
ICON Capital Corp.	Investment Manager	Management fees (4)	12,696
ICON Capital Corp.	Investment Manager	Administrative expense reimbursements (4)	1,109,362
Fund Fourteen	Noncontrolling Interest	Interest expense on intercompany loan (4)	17,189
			$5,062,500

(1) Amount capitalized and amortized to partners' equity.
(2) Amount charged directly to partners' equity.
(3) Amount capitalized and amortized to operations over the estimated service period in accordance with the Fund's accounting policies.
(4) Amount charged directly to operations.

At December 31, 2011, we had a net payable of $3,420,832 due to our General Partner and its affiliates that primarily consisted of a note payable of $2,800,000 due to an affiliate related to the Lewek Ambassador, administrative expense reimbursements of approximately $371,000 and organization and offering expense reimbursements of approximately $172,000.  Limited partners may obtain a summary of administrative expense reimbursements upon request.

From January 1, 2012 to March 26, 2012, we raised an additional $34,658,504 in capital contributions and paid or accrued underwriting fees to ICON Securities in the amount of $1,028,718.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON ECI Fund Fifteen, L.P.
(A Delaware Limited Partnership)
Consolidated Balance Sheets

Assets

	December 31,	December 31,
	2011	2010
Cash	$5,383,978	$1,001
Notes receivable	13,014,700	-
Net investment in finance lease	1,681,451	-
Vessel	9,625,000	-
Deferred charges, net	1,236,399	-
Other assets, net	494,942	-

Total Assets	$31,436,470	$1,001

Liabilities and Equity

Liabilities:
Due to General Partner and affiliates	$3,420,832	$-
Accrued expenses	349,835	-

Total Liabilities	3,770,667	-

Commitments and contingencies

Partners’ Equity:
Limited Partners	26,651,016	1,000
General Partner	(14,549)	1

Total Partners’ Equity	26,636,467	1,001

Noncontrolling Interest	1,029,336	-

Total Equity	27,665,803	1,001

Total Liabilities and Equity	$31,436,470	$1,001

ICON ECI Fund Fifteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statement of Operations

Period from July 28, 2011 (Initial Closing Date) through December 31, 2011
Revenue:
Finance income	$294,664
Income from investment in joint venture	57,082
Other income	7,552

Total revenue	359,298

Expenses:
Management fees	12,696
Administrative expense reimbursements	1,109,362
General and administrative	294,905
Interest	42,944
Other	61,345

Total expenses	1,521,252

Net loss	$(1,161,954)

Less: Net loss attributable to noncontrolling interest	(20,664)

Net loss attributable to Fund Fifteen	$(1,141,290)

Net loss allocable to:
Limited Partners	$(1,129,877)
General Partner	(11,413)

$(1,141,290)

Weighted average number of limited
partnership interests outstanding	14,085

Net loss per weighted average limited
partnership interest outstanding	$(80.22)

ICON ECI Fund Fifteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statement of Changes in Equity

	Partners' Equity
	Limited			Total
	Partnership	Limited		Partners’	Noncontrolling	Total
	Interests	Partners	General Partner	Equity	Interest	Equity
Balance, July 28, 2011	1	$1,000	$1	$1,001	$-	$1,001

Net loss	-	(1,129,877)	(11,413)	(1,141,290)	(20,664)	(1,161,954)
Redemption of limited partnership interest	(1)	(1,000)	-	(1,000)	-	(1,000)
Proceeds from sale of limited partnership interests	31,529	31,466,931	-	31,466,931	-	31,466,931
Sales and offering expenses	-	(3,375,446)	-	(3,375,446)	-	(3,375,446)
Cash distributions paid or accrued to partners	-	(310,592)	(3,137)	(313,729)	-	(313,729)
Investment by noncontrolling interest	-	-	-	-	1,050,000	1,050,000

Balance, December 31, 2011	31,529	$26,651,016	$(14,549)	$26,636,467	$1,029,336	$27,665,803

ICON ECI Fund Fifteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statement of Cash Flows

Period from July 28, 2011 (Initial Closing Date) through December 31, 2011
Cash flows from operating activities:
Net loss	$(1,161,954)
Adjustments to reconcile net loss to net cash
used in operating activities:
Finance income	17,168
Income from investment in joint venture	(57,082)
Interest expense from amortization of debt financing costs	6,609
Other income	(7,552)
Changes in operating assets and liabilities:
Other assets, net	(482,551)
Accrued expenses	349,835
Due to General Partner and affiliates	415,073
Distributions from joint venture	57,082

Net cash used in operating activities	(863,372)

Cash flows from investing activities:
Purchase of equipment	(9,625,000)
Investment in joint venture	(1,835,843)
Distributions received from joint venture in excess of profit	101,674
Principal repayment on net investment in finance lease	67,446
Investment in notes receivable	(13,036,723)

Net cash used in investing activities	(24,328,446)

Cash flows from financing activities:
Sale of limited partnership interests	31,466,931
Sales and offering expenses paid	(3,078,311)
Deferred charges paid	(1,350,000)
Investment by noncontrolling interest	1,050,000
Proceeds from note payable issued by joint venture	2,800,000
Cash distributions to partners	(312,825)
Redemption of limited partnership interest	(1,000)

Net cash provided by financing activities	30,574,795

Net increase in cash	5,382,977
Cash, beginning of the period	1,001

Cash, end of the period	$5,383,978

ICON ECI Fund Fifteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statement of Cash Flows

Period from July 28, 2011 (Initial Closing Date) through December 31, 2011

Supplemental disclosure of non-cash investing and financing activities:

Exchange of noncontrolling interest in investment in joint venture for net investment in finance lease	$1,741,721
Organizational and offering expenses and other costs due to Investment Manager	$191,043
Organizational and offering expenses charged to equity	$285,644
Underwriting fees due to ICON Investments	$11,491
Distributions payable to General Partner	$904

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016.

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

11